Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-1
            Home Equity Loan Asset Backed Certificates, Series 2002-1
                          Master Servicer's Certificate

                                                           Due Period 12/31/2002
                                                   Determination Date  1/22/2003
                                                    Distribution Date  1/27/2003

I   Available in Certificate Account

    Principal collected on Mortgage Loans                         23,320,218.72
    All Liquidation Proceeds with respect
       to Principal                                                    1,500.00
    Recoveries on previously Liquidated
       Mortgages with respect to Principal                                 0.00
    Principal portion of Purchase Price on
       Repurchased Mortgage Loans                                          0.00
    Substitution Adjustment with respect
       to Principal                                                        0.00
                                                                  -------------

                Principal Distribution Amount                     23,321,718.72

    Interest collected on Mortgage Loans                           5,464,065.46
    Interest portion of Purchase Price on
       Repurchased Mortgage Loans                                          0.00
    Recoveries on previously Liquidated
       Mortgages with respect to Interest                                405.61
    Substitution Adjustment with respect
       to Interest                                                         0.00
    Master Servicer Monthly Advances (net
       of Compensating Interest)                                   1,240,322.05
    Reimbursement of previous months
       Servicer Advances                                            -580,235.55
    Compensating Interest                                              9,506.40
    Investment Earnings on Certificate
       Account                                                             0.00
                                                                  -------------

                Interest Remittance Amount                         6,134,063.97

    Amount not Required to be deposited                                    0.00

                Total available in the
                Certificate Account                               29,455,782.69

II  Distributions                              Per $ 1,000            Amount
                                               -----------        -------------

1.  Aggregate Class AF -1A Distribution        58.89039243         6,437,897.70

2.  Aggregate Class AF-1B Distribution         59.31832530         5,831,584.56

3.  Aggregate Class A-2 Distribution            3.80833338           257,938.42

4.  Aggregate Class A-3 Distribution            4.32500000           296,651.75

5.  Aggregate Class A-4 Distribution            4.97500000           249,695.25

6.  Aggregate Class A-5 Distribution            5.59166677           174,515.92

7.  Aggregate Class A-6 Distribution            5.16666674           244,176.67

8.  Aggregate Class A-7 Distribution           28.89778338         6,502,001.26

9.  Aggregate Class MF-1 Distribution           5.47500000           195,293.25

10  Aggregate Class MF-2 Distribution           5.88333333           198,209.50

11. Aggregate Class BF Distribution             6.21666654           160,141.33

12. Aggregate Class AV Distribution            33.05509539         5,686,468.06

13. Aggregate Class MV-1 Distribution           1.88444469            25,383.47

14. Aggregate Class MV-2 Distribution           2.37333364            25,821.87

15. Aggregate Class BV Distribution             2.95111111            32,137.60

16. Aggregate Class X-IO Distribution           0.00000000         2,656,567.17

17. Aggregate Class R Distribution                                         0.00

18. Aggregate Master Servicer Distribution                           481,298.91
                                                                  -------------
                     Total Distributions =                        29,455,782.69

III Certificate Class Balances                  Factor %             Amount
                                              ------------       --------------

    Opening Senior Class A Certificate
    Balances as reported in prior Monthly
    Master Servicer Report for Group I
    Certificates:
       (a)  Class AF-1A                        28.23086811%       30,861,985.02
       (b)  Class AF-1B                        28.23086813%       27,753,766.46
       (c)  Class A-2                         100.00000000%       67,730,000.00
       (d)  Class A-3                         100.00000000%       68,590,000.00
       (e)  Class A-4                         100.00000000%       50,190,000.00
       (f)  Class A-5                         100.00000000%       31,210,000.00
       (g)  Class A-6                         100.00000000%       47,260,000.00
       (h)  Class A-7                          68.47423033%      154,067,018.24
                                                                 --------------
                                                                 477,662,769.72
    Opening Subordinated Class MF & BF
    Certificate Balances as reported in prior
    Monthly Master Servicer Report for
    Group I Certificates:
       (a)  Class MF-1                        100.00000000%       35,670,000.00
       (b)  Class MF-2                        100.00000000%       33,690,000.00
       (c)  Class BF                          100.00000000%       25,760,000.00
                                                                 --------------
                                                                  95,120,000.00

    Opening Senior Class AV Certificate
    Balances as reported in prior Monthly
    Master Servicer Report for Group II
    Certificates:
       (a)  Class AV                           61.37233987%      105,578,836.27

    Opening Subordinated Class MV & BV
    Certificate Balances as reported in prior
    Monthly Master Servicer Report for
    Group II Certificates:
       (b)  Class MV-1                        100.00000000%       13,470,000.00
       (c)  Class MV-2                        100.00000000%       10,880,000.00
       (d)  Class BV                          100.00000000%       10,890,000.00
                                                                 --------------
                                                                 140,818,836.27

IV  Principal Distribution Amount

1(a).  Basic Principal Amount                          No.           Amount
                                                      -----      --------------
          (a)  Stated principal collected                          2,517,974.63
          (b)  Principal Prepayments                   246        20,802,244.09
          (c)  Liquidation Proceeds                                    1,500.00
          (d)  Repurchased Mortgage Loans                0                 0.00
          (e)  Substitution Adjustment related
               to Principal                                                0.00
          (f)  Recoveries on previously
               Liquidated Mortgages with respect
               to Principal                                                0.00
                                                                  -------------

                   Total Principal Distribution                   23,321,718.72

1(b).  Subordination Increase Amount                                 132,139.12

2(a).  Class AF Principal Distribution Amount
       for Group I Certificates:
                                               Per $ 1,000
                                              ------------
          1.   Class AF-1A                     58.49892435         6,395,102.41
          2.   Class AF-1B                     58.49892432         5,751,029.25
          3.   Class A-2                        0.00000000                 0.00
          4.   Class A-3                        0.00000000                 0.00
          5.   Class A-4                        0.00000000                 0.00
          6.   Class A-5                        0.00000000                 0.00
          7.   Class A-6
               (a) Class A-6 Lockout
                   Percentage                               0.00%
               (b) Class A-6 Lockout
                   Distribution Amount          0.00000000                 0.00
          8.   Class A-7                       25.69661311         5,781,737.95

2(b).  Class MF & BF Principal Distribution
       Amount Group I Certificates:
          1.   Class MF-1                       0.00000000                 0.00
          2.   Class MF-2                       0.00000000                 0.00
          3.   Class BF                         0.00000000                 0.00

2(c).  Class AV Principal Distribution Amount
       Group II Certificates:
          1.   Class AV                        32.12223583         5,525,988.23

2(d).  Class AV Principal Distribution Amount
       Group II Certificates:
          1.   Class MV-1                       0.00000000                 0.00
          2.   Class MV-2                       0.00000000                 0.00
          3.   Class BV                         0.00000000                 0.00

2(e)   Class M Applied Realized Loss for
       Group I Certificates:
          1.   Class MF-1                       0.00000000                 0.00
          2.   Class MF-2                       0.00000000                 0.00
          3.   Class BF                         0.00000000                 0.00

2(f)   Class B Applied Realized Loss for
       Group II Certificates:
          1.   Class MV-1                       0.00000000                 0.00
          2.   Class MV-2                       0.00000000                 0.00
          3.   Class BV                         0.00000000                 0.00

                                                Factor %             Amount
                                              ------------       --------------
    Ending Senior Class A Certificate
    Balances after distributions of
    principal in this Monthly Master
    Servicer Report for Group I
    Certificates:
          (a)  Class AF-1A                     22.38097568%       24,466,882.61
          (b)  Class AF-1B                     22.38097570%       22,002,737.21
          (c)  Class A-2                      100.00000000%       67,730,000.00
          (d)  Class A-3                      100.00000000%       68,590,000.00
          (e)  Class A-4                      100.00000000%       50,190,000.00
          (f)  Class A-5                      100.00000000%       31,210,000.00
          (g)  Class A-6                      100.00000000%       47,260,000.00
          (h)  Class A-7                       65.90456902%      148,285,280.29
                                                                 --------------
                                                                 459,734,900.11

    Ending Subordinated Class MF & BF
    Certificate Balances after
    distributions of principal in this
    Monthly Master Servicer Report Group
    I Certificates:
          (a)  Class MF-1                     100.00000000%       35,670,000.00
          (b)  Class MF-2                     100.00000000%       33,690,000.00
          (c)  Class BF                       100.00000000%       25,760,000.00
                                                                 --------------
                                                                  95,120,000.00

    Ending Senior Class AV Certificate
    Balances after distributions of
    principal in this Monthly Master
    Servicer Report for Group II
    Certificates:
          (a)  Class AV                        58.16011628%      100,052,848.04

    Ending Subordinated Class MV & BV
    Certificate Balances after
    distributions of principal in this
    Monthly Master Servicer Report for
    Group II Certificates:
          (b)  Class MV-1                     100.00000000%       13,470,000.00
          (c)  Class MV-2                     100.00000000%       10,880,000.00
          (d)  Class BV                       100.00000000%       10,890,000.00
                                                                 --------------
                                                                 135,292,848.04

V   Interest Distribution Amount

    Fixed Rate Certificates

          (b)  Fixed Rate Certificates
               applicable Pass-Through Rate
               1.  Class AF-1A                     1.56000%
               2.  Class AF-1B                     3.48300%
               3.  Class A-2                       4.57000%
               4.  Class A-3                       5.19000%
               5.  Class A-4                       5.97000%
               6.  Class A-5                       6.71000%
               7.  Class A-6                       6.20000%
               8.  Class A-7                       5.61000%
               9.  Class MF-1                      6.57000%
               10. Class MF-2                      7.06000%
               11. Class BF                        7.46000%

    Variable Rate Certificates

          (b)  LIBOR Rate 1.42000%

               1.  Class AV                        1.71000%
               2.  Class MV-1                      2.12000%
               3.  Class MV-2                      2.67000%
               4.  Class BV                        3.32000%

    INTEREST REMITTANCE AMOUNT
       1. Interest collected on Mortgage
          Loans                               5,464,065.46
       2. Interest advanced on Mortgage
          Loans                                 660,086.50
       3. Compensating Interest on Mortgage
          Loans                                   9,506.40
       4. Substitution Adjustment interest            0.00
       5. Purchase Price interest on
          repurchased accounts                        0.00
       6. Liquidation Proceeds interest
          portion                                     0.00
       7. Recoveries on previously Liquidated
          Mortgages with respect to Interest          405.61

                   TOTAL INTEREST REMITTANCE
                   AMOUNT                                          6,134,063.97

    Current Interest Requirement

          1.   Class AF-1A @ applicable
               Pass-Through Rate                                      42,795.29
          2.   Class AF-1B @ applicable
               Pass-Through Rate                                      80,555.31
          3.   Class A-2 @ applicable
               Pass-Through Rate                                     257,938.42
          4.   Class A-3 @ applicable
               Pass-Through Rate                                     296,651.75
          5.   Class A-4 @ applicable
               Pass-Through Rate                                     249,695.25
          6.   Class A-5 @ applicable
               Pass-Through Rate                                     174,515.92
          7.   Class A-6 @ applicable
               Pass-Through Rate                                     244,176.67
          8.   Class A-7 @ applicable
               Pass-Through Rate                                     720,263.31
          9.   Class MF-1 @ applicable
               Pass-Through Rate                                     195,293.25
          10.  Class MF-2 @ applicable
               Pass-Through Rate                                     198,209.50
          11.  Class BF @ applicable
               Pass-Through Rate                                     160,141.33
          12.  Class AV @ applicable
               Pass-Through Rate                                     160,479.83
          13.  Class MV-1 @ applicable
               Pass-Through Rate                                      25,383.47
          14.  Class MV-2 @ applicable
               Pass-Through Rate                                      25,821.87
          15.  Class BV @ applicable
               Pass-Through Rate                                      32,137.60

    Interest Carry Forward Amount

          1.   Class AF-1A                            0.00
          2.   Class AF-1B                            0.00
          3.   Class A-2                              0.00
          4.   Class A-3                              0.00
          5.   Class A-4                              0.00
          6.   Class A-5                              0.00
          7.   Class A-6                              0.00
          8.   Class A-7                              0.00
          9.   Class MF-1                             0.00
          10.  Class MF-2                             0.00
          11.  Class BF                               0.00
          12.  Class AV                               0.00
          13.  Class MV-1                             0.00
          14.  Class MV-2                             0.00
          15.  Class BV                               0.00
          16.  Class X-IO                             0.00

    Certificates Interest Distribution Amount
                                               Per $ 1,000
                                               -----------
               1.   Class AF-1A                 0.39146808            42,795.29
               2.   Class AF-1B                 0.81940098            80,555.31
               3.   Class A-2                   3.80833338           257,938.42
               4.   Class A-3                   4.32500000           296,651.75
               5.   Class A-4                   4.97500000           249,695.25
               6.   Class A-5                   5.59166677           174,515.92
               7.   Class A-6                   5.16666674           244,176.67
               8.   Class A-7                   3.20117027           720,263.31
               9.   Class MF-1                  5.47500000           195,293.25
               10.  Class MF-2                  5.88333333           198,209.50
               11.  Class BF                    6.21666654           160,141.33
               12.  Class AV                    0.93285956           160,479.83
               13.  Class MV-1                  1.88444469            25,383.47
               14.  Class MV-2                  2.37333364            25,821.87
               15.  Class BV                    2.95111111            32,137.60
                                                                   ------------
                                                                   2,864,058.77

VI  Credit Enhancement Information

                                                      Group I        Group II        Total
                                                   -------------   ------------   -------------
          (a)  Senior Enhancement Percentage               18.65%         29.32%          47.97%

          (b)  Overcollateralization Amount:

               1.  Opening Overcollateralization
                   Amount                          12,683,784.02   7,461,499.72   20,145,283.74
               2.  Ending Overcollateralization
                   Amount                          12,683,784.02   7,461,499.72   20,145,283.74
               3.  Targeted Overcollateralization
                   Amount                          12,683,784.02   7,461,499.72   20,145,283.74
               4.  Subordination Deficiency                 0.00           0.00            0.00
               5.  Overcollateralization Release
                   Amount                                   0.00           0.00            0.00

VII Trigger Information

       1. (a)  60+ Delinquency  Percentage                  5.52%          8.32%
          (b)  Delinquency Event in effect
               (Group I > 50% or Group II > 40%) ?            NO             NO

       2. (a)  Cumulative Loss Percentage                   0.07%          0.01%
          (b)  Applicable Loss Percentage for
               current Distribution                         2.25%          3.25%
          (c)  Cumulative Loss Trigger Event
               in effect                                      NO             NO

VIII Pool Information                                 No.            Amount
                                                     -----       --------------

          (a)  Closing Mortgage Loan Principal
               Balance:
               1.  Fixed Rate                        7,812       567,538,684.13
               2.  Adjustable Rate                   1,533       142,754,347.76

                      Total Closing Mortgage
                      Loan Principal Balance:        9,345       710,293,031.89

          (b)  Balloon Mortgage Loans
               1.  Fixed Rate                          459        33,059,512.01
               2.  Adjustable Rate                       0                 0.00

                      Total Balloon Mortgage
                      Loans:                           459        33,059,512.01

          (c)  Weighted Average Mortgage Rate:
               1.  Fixed Rate                                             9.747%
               2.  Adjustable Rate                                        9.507%

                      Total Weighted Average
                      Mortgage Rate                                       9.699%

          (d)  Weighted Average Net Mortgage Rate:
               1.  Fixed Rate                                             9.243%
               2.  Adjustable Rate                                        9.113%

          (e)  Weighted Average Remaining
               Maturity:
               1.  Fixed Rate                                            276.64
               2.  Adjustable Rate                                       332.43

          (f)  Weighted Average Original
               Maturity:
               1.  Fixed Rate                                            313.00
               2.  Adjustable Rate                                       359.00

IX  Delinquency Information                         No.     %        Amount
                                                   -----  -----  --------------

    A. Fixed Rate Mortgage Loans:
          (a)  Delinquent Contracts:
               1.  31 - 59 Day Accounts             483   5.60%   31,799,015.53
               2.  60 - 89 Day Accounts             160   1.98%   11,229,585.62
               3.  90+  Day Accounts                296   3.50%   19,840,137.08

          (b)  Mortgage Loans - In Foreclosure      192   2.45%   13,902,089.73
          (c)  REO Property Accounts                 55   0.70%    3,951,422.98

    B. Adjustable Rate Mortgage Loans:
          (a)  Delinquent Contracts:
               1.  31 - 59 Day Accounts             152   9.54%   13,614,498.97
               2.  60 - 89 Day Accounts              52   2.69%    3,838,395.81
               3.  90+  Day Accounts                 84   5.02%    7,162,462.75

          (b)  Mortgage Loans - In Foreclosure       51   3.02%    4,312,832.47
          (c)  REO Property Accounts                 21   1.24%    1,768,507.31

    C. Total For All Mortgage Loans
          (a)  Delinquent Contracts:
               1.  31 - 59 Day Accounts             635   6.39%   45,413,514.50
               2.  60 - 89 Day Accounts             212   2.12%   15,067,981.43
               3.  90+  Day Accounts                380   3.80%   27,002,599.83

          (b)  Mortgage Loans - In Foreclosure      243   2.56%   18,214,922.20
          (c)  REO Property Accounts                 76   0.81%    5,719,930.29

X   Realized Losses                                 No.              Amount
                                                   -----         --------------

       1. (a)  Gross Realized Losses during
               the period                             6              133,639.12

          (b)  Realized Losses during the period
               1. Group I                                            115,694.33
               2. Group II                                            16,444.79
                                                                   ------------

                   Total                                             132,139.12

          (c)  Cumulative Gross Realized Losses      12            1,226,937.64

          (d)  Cumulative Realized Losses
               1.  Group I                                           574,602.14
               2.  Group II                                           16,444.79

                   Total                                             591,046.93

          (e)  Cumulative Applied Realized Losses

                     i. Class B-4                                          0.00
                    ii. Class B-3                                          0.00
                   iii. Class B-2                                          0.00
                    iv. Class B-1                                          0.00
                     v. Class M-2                                          0.00
                    vi. Class M-1                                          0.00

XI  Miscellaneous Information

    1. (a)  Monthly Master Servicer Fee

                     i. Monthly Servicing Fee                        305,727.87
                    ii. Mortgage Fees                                160,218.08
                   iii. Mortgage Insurance
                        Premium Reimbursement                         15,352.96
                    iv. Certificate Account
                        Investment Earnings                                0.00

       (b)  Amount of prior unpaid Master
            Servicing Fees paid with this
            distribution                                                   0.00

       (c)  Total Master Servicing Fees paid
            with this distribution                                   481,298.91

       (d)  Amount of unpaid Master Servicing
            Fees as of this distribution                                   0.00

    2. (a)  Opening Master Servicer Advance
            Balance                                                9,714,441.01

       (b)  Current Advance (exclusive of
            Compensating Interest)                                 1,240,322.05

       (c)  Reimbursement of prior Master
            Servicer Advances                                       (580,235.55)
                                                                  -------------

       (d)  Ending Master Servicer Advance
            Balance                                               10,374,527.51

    3. Current period Compensating Interest                            9,506.40

    4. (a) Stepdown Date in effect?                                          NO